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                                                               Exhibit 10.18

                               ADVISORY Agreement

         Agreement (the "Agreement") dated as of March ___, 2003, by and among Scores Holding Company Inc. and its subsidiaries (the "Company"), Maximum Ventures Inc. ("MVI") and Jackson Steinem, Inc. ("JSI" and together with MVI the "Advisor").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to retain the Advisor and the Advisor desires to be retained by the Company pursuant to the terms and conditions hereinafter set forth:

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is hereby agreed as follows:

         SECTION 1. Retention. (a) The Company hereby retains the Advisor on a non-exclusive basis to perform the services set forth in paragraph (b) below during the two (2) year period, which shall be renewable upon written agreement of the parties for additional six-month periods (the initial two-year period and any renewals thereof, the "Term"), commencing on the date hereof, and the Advisor hereby accepts such retention and shall perform for the Company the duties described herein, faithfully and to the best of its ability. During the Term, the Advisor shall report directly to the President of the Company or such other senior officer of the Company as shall be designated by the President of the Company.

         (b) The Advisor shall serve as a business advisor to the Company and render such advice and services to the Company as may be reasonably requested by the Company including, without limitation, equity and/or debt financings, strategic planning, merger and acquisition possibilities and business development activities including, without limitation, the following:

                  (i) study and review of the business, operations, and historical financial performance of the Company (based upon management's forecast of financial performance) so as to enable the Advisor to provide advice to the Company;

                  (ii) assist the Company in attempting to formulate the best strategy to meet the Company's working capital and capital resource needs;

                  (iii) assist in the formulation of the terms and structure of any reasonable proposed business combination transaction involving the Company;

                  (iv) assist in the presentation to the Board of Directors of the Company of any proposed transaction;

                  (v) advise the Company on the possible reaction of the financial community to any transaction and assist in determining the best means of communicating any transaction to the financial community;


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                  (vi) assist the Company in the preparation of press releases and other communications with the investment community;

                  (vii) if the Company's securities are publicly traded, act as a liaison between the Company and various financing participants/shareholders who own, in the aggregate, a significant number of shares of the Common Stock including warrants to purchase shares of the Common Stock, as disclosed in the Company's filing with the Securities and Exchange Commission and required state securities filings;

                  (viii) introduce the Company to potential lenders of funds as well as to potential investors (whether such investment is in the form of debt and/or equity financing or some combination thereof);

                  (ix) oversee such national corporate awareness programs as may be designed in order to articulate advantages of Company products and help assist the business and investment community to better understand the potential market opportunities for the Company's business;

                  (x) assist the Company in having its securities listed on a national exchange by meeting both the quantitative and qualitative requirements required by Marketplace Rules 4310 and 4350 including, but not limited to, requirements relating to (A) net tangible assets or market capitalization or net income, (B) public float, (C) market-makers, (D) shareholders, (E) corporate governance requirements and (F) related requirements and such additional requirements relating, but not limited to, (1) independent directors, (2) audit committee and charter and (3) matters relating to Marketplace Rule 4350;

                  (xi) if the Company's Common Stock is listed on a national exchange, assist the Company in continuously maintaining such listing; and

                  (xii) generally, and to the extent practicable, applicable and permissible, (A) advise and assist the Company in developing and establishing a business identity and image for the Company in the financial community and creating the foundation for subsequent financial public relations efforts, (B) advise and assist the Company in communicating appropriate information regarding its plans, strategy and personnel to the financial community; (C) assist and advise the Company with respect to its (1) stockholder and investor relations,
(2) relations with brokers, dealers, analysts and other investment professionals, and (3) financial public relations generally, (D) perform the functions generally assigned to investor/stockholder relations and public relations departments in major corporations, (E) upon the Company's approval,
(1) disseminate information regarding the Company to shareholders, brokers, dealers, other investment community professionals and the general investing public and (2) conduct meetings with brokers, dealers, analysts and other investment professionals to advise them of the Company's plans, goals and activities and (F) otherwise perform as the Company's financial relations and public relations consultant.

         SECTION 2. Compensation. (a) The Company shall pay to the Advisor a retainer fee consisting of such number of shares of the Company's common stock (the "Common Stock"), which shares shall be restricted solely in accordance with the Securities Act of 1933, as amended (the "Restricted Common Stock"), as shall

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equal the quotient obtained by dividing nine and nine-tenths percent (9.9%) of the outstanding shares of the Common Stock, excluding such number of shares of the Common Stock to be cancelled in connection with the sale of Go West Entertainment, Inc., a wholly-owned subsidiary of the Company, by four (4) (each an "Advisory Fee" and collectively, the "Total Advisory Fee"); provided, however, that, if none of the transactions referred in subparagraphs (b), (c) and (d) of this Section 2 occur within one (1) year from the date hereof, the Advisor may be required, at the option of the Company, to return such number of shares of the Restricted Common Stock as shall equal ten percent (10%) of the Advisory Fee received by the Advisor. The Advisory Fee shall be issued and delivered to the Advisor simultaneously with the execution of this Agreement.

                  (b) The Company shall pay to the Advisor an Advisory Fee upon the full conversion of the Company's 1% Convertible Debenture Due July 30, 2007 issued to HEM Mutual Assurance Fund Limited on July 31, 2002.

                  (c) If the Advisor introduces the Company to any source, whether as principal or agent (the "Advisor Source"), that provides the Company with any financing, or series of financings which in the aggregate total One Million Five Hundred Thousand Dollars ($1,500,000.00), then the Company shall pay to the Advisor an Advisory Fee upon the Company's execution of an agreement for the financing. For any and all financings over and above $1,500,000.00, the Company will pay the Advisor the applicable fees in accordance with this Section 2.

                  (d) Upon the Company's receipt of an executed letter of intent of an Advisor Source to provide financing in an amount equal to not less than the minimum down payment amount and not in excess of the full purchase price required for the Company's acquisition of an adult entertainment club in the South Florida vicinity (the "South Florida Club"), on terms acceptable to the Company, the Company shall pay to the Advisor (i) an Advisory Fee and (ii) such number of shares of the common stock of the corporation that will own such club (the "South Florida Club Corp.") as shall equal ten percent (10%) of the total outstanding shares of the South Florida Club Corp.'s common stock (the "South Florida Club Fee").

                  (e) If an Advisor Source provides the Company with any financing or initiates any strategic alliance or joint venture for the Company (collectively, a "Transaction"), the Company shall pay the Advisor (i) a cash fee in an amount equal to six percent (6%) of the total gross proceeds of any and all debt financings and (ii) a cash fee in an amount equal to ten percent (10%) of the total gross proceeds of any and all equity financings (the "Transaction Fee").

                  (f) If an Advisor Source provides the Company with any financing to acquire any adult entertainment club (the "Other Club") that may or may not be owned by the Company but will do business using a name containing the word "Scores, " the Company shall pay the Advisor a fee consisting of (i) cash in an amount equal to ten percent (10%) of the total gross proceeds of the financing for the Other Club and (ii) such number of shares of the common stock of the corporation that will own such club (the "Other Club Corp.") as shall equal ten percent (10%) of the total outstanding shares of the Other Club Corp.'s common stock (the "Other Club Fee").


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                  (g) If the Advisor introduces the Company to a merger
candidate or facilitates a merger or acquisition with a public or private company (the "Merger"), the Company shall pay the Advisor a fee consisting of
(i) ten percent (10%) of all cash consideration the Company receives or provides pursuant to a Merger and (ii) ten percent (10%) of all securities issued and/or received by the Company upon the closing of said Merger (the "Merger Fee"). In the event the Company is not the surviving entity of the Merger, then the company that is the surviving entity shall issue the securities.

                  (h) Each Advisor Source introduced to the Company under
Section 2 on the date of this Agreement shall be listed in Schedule A annexed hereto and made a part hereof. Subsequent to the date of this Agreement and immediately upon the Advisor's introduction of an Advisor Source to the Company, the Advisor shall amend Schedule A to include each additional Advisor Source and deliver such amended Schedule A to the Company within ten (10) days of such introduction.

                  (i) In the event the Advisor earns three of the four Advisory Fees and

                           (i) if the Company is introduced to any investor,
merger candidate, strategic alliance or joint venture
(individually, an "Investor") that is represented by a third-party that is an investment banker, financial advisor, financial consultant or broker/dealer (individually, a "Third Party") that is entitled to receive a fee in connection with a transaction (the "Third Party Transaction"), the Company may enter into such transaction; provided, however, that the Company shall pay the Advisor a fee equal to twenty five percent (25%) of the total fee due the Third Party (the "Third Party Transaction Fee");

                           (ii) each Third Party and respective Investor under
this Section 2 (i) that the Company is in discussions with on the date of this Agreement shall be listed in Schedule B annexed hereto and made a part hereof. Subsequent to the date of this Agreement and immediately upon the Company's introduction to an Investor by a Third Party, the Company shall amend Schedule B to include each additional Third Party and respective Investor and deliver such amended Schedule B to the Advisor within five (5) days of such introduction; and

                           (iii) Section 2 (i) (i) shall not apply where the
third party is not an investment banker, financial advisor, financial consultant or broker/dealer (individually, a "Non-financial Third Party"). Each Non-financial Third Party and respective investor (individually, a "Non-financial Third Party Investor") that the Company is in discussions with on the date of this Agreement shall be listed in Schedule C annexed hereto and made a part hereof. Subsequent to the date of this Agreement and immediately upon the Company's introduction to a Non-financial Third Party Investor by a Non-financial Third Party, the Company shall amend Schedule C to include each additional Non-financial Third Party and respective Non-financial Investor and deliver such amended Schedule C to the Advisor within five (5) days of such introduction.

                  (j) If the Company is introduced to an Advisor Source who enters into a revenue-producing contract, fee-sharing arrangement, or similar agreement with the Company, the Company agrees to pay to the Advisor a fee equal to ten percent (10%) of total gross proceeds of any such agreements (the "Agreement Fee"). This obligation shall survive for a period of two (2) years from the date of execution of said agreement, and Company further agrees to form a "lock box" or attorney's escrow account at Kaplan Gottbetter & Levenson, LLP,

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or its successors and/or assigns ("KGL"), for distribution of said revenues accordingly.

                  (k)Except as otherwise provided herein,

                           (i) all fees due to the Advisor hereunder shall have
no offsets, are non-refundable, non-cancelable and shall be free and clear of any and all encumbrances;

                           (ii) all cash fees due the Advisor hereunder shall be
paid to the Advisor immediately upon closing of any Advisory Fee, South Florida Club Fee, Transaction Fee, Other Club Fee, Merger Fee, Third Party Transaction Fee, Right of First Refusal Fee, and Agreement Fee (collectively, the "Fee Transaction") by wire transfer of immediately available funds from the proceeds of the Fee Transaction, either directly or from the formal or informal escrow arrangement established for the Fee Transaction (collectively, the "Closing Agent"), pursuant to the wire transfer instructions of the Advisor;

                           (iii) all securities fees due the Advisor hereunder
shall be made via DTC or the DWAC system, or by certified certificates, as applicable, and shall be delivered to the Advisor from the Closing Agent immediately upon closing of any Fee Transaction;

                           (iv) all securities fees due the Advisor hereunder
shall be duly issued, fully-paid (exclusive of warrants or options) and non-assessable and shall be in the same form, with the same terms and conditions as the securities provided to the Company pursuant to any Fee Transaction; and

                           (v) all fees due the Advisor hereunder to be paid in
shares of the Common Stock and warrants and/or options to purchase shares of the Common Stock (collectively, the "Registerable Stock") shall be duly issued, fully-paid (exclusive of warrants or options), non-assessable and will be subject to normal anti-dilution provisions. Notwithstanding anything otherwise contained herein, if the Company files a registration statement on Form SB-2, S-3, S-4 or similar registration statement and in compliance with any and all federal and state securities laws, the Company agrees that it shall provide piggyback registration rights and register the Registerable Stock, in the name(s) of and to the account(s) designated by the Advisor. The Company agrees to pay all costs associated with registering the Registerable Stock for resale.

                  (l) The Company authorizes and directs the Closing Agent to distribute directly or from escrow any and all fees due the Advisor hereunder. The Company agrees that such fees and the manner of payment and delivery as herein provided shall be included in the documentation of any Fee Transaction.

                  SECTION 3. Expenses. The Company shall reimburse the Advisor for all out-of-pocket expenses incurred by the Advisor in connection with its duties hereunder, including but not limited to the Advisor's due diligence activities with respect to the Company. Any such expenses shall require the prior written approval of the Company and shall be evidenced by written documentation prior to reimbursement. Reimbursement by the Company to the Advisor will be made within thirty (30) days of the Company's receipt of said documentation.

                  SECTION 4. Termination Fee. Provided that the Advisor is proceeding in good faith at all times, the Company warrants that it will not

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terminate this Agreement for any reason unless such termination is made pursuant to Section 5 of this Agreement. The Company also warrants that it will not terminate, cancel or rescind any agreements, term sheets or letters of intent pursuant to any merger, financing or transaction the Company enters into that was facilitated by the Advisor unless such cancellation is made pursuant to pertinent "out clauses" of those respective documents ("Just Cause"). In the event the Company elects not to proceed with a merger, financing or transaction that was facilitated by the Advisor without just cause, the Company shall immediately pay to the Advisor a termination fee equal to twenty-five percent (25%) of the total fees that would have been paid to the Advisor had the transaction been effected.

                  SECTION 5. Termination. This Agreement and the Advisor's engagement hereunder shall not be terminated by Company under any circumstances nor for any reason whatsoever, except if the Advisor has not earned the Total Advisory Fee within one (1) year from the date of this Agreement. If the Company terminates this Agreement, then the Company agrees to provide written notice as provided for herein and all compensation due to Advisor pursuant to Section 2 above has been delivered to the Advisor from the Closing Agent. If the Company fails to comply with the terms and conditions as provided in this Section 5, then said termination is not valid and this Agreement will remain in full force and effect until such compliance is complete.

                  SECTION 6. Confidential Information. The Advisor agrees that during and after the Term, it will keep in strictest confidence, and will not disclose or make accessible to any other person without the written consent of the Company, the Company's products, services and technology, both current and under development, promotion and marketing programs, lists, trade secrets and other confidential and proprietary business information of the Company or any of its clients and third parties including, without limitation, Proprietary Information (as defined in Section 7) (all of the foregoing is referred to herein as the "Confidential Information"). The Advisor agrees (a) not to use any such Confidential Information for himself or others; and (b) not to take any such material or reproductions thereof from the Company's facilities at any time during the Term except, in each case, as required in connection with the Advisor's duties hereunder.

                  Notwithstanding the foregoing, the parties agree that the Advisor is free to use (a) information in the public domain not as a result of a breach of this Agreement, (b) information lawfully received form a third party who had the right to disclose such information and (c) the Advisor's own independent skill, knowledge, know-how and experience to whatever extent and in whatever way he wishes, in each case consistent with his obligations as the Advisor and that, at all times, the Advisor is free to conduct any research relating to the Company's business.

                  SECTION 7. Ownership of Proprietary Information. The Advisor agrees that all information that has been created, discovered or developed by the Company, its subsidiaries, affiliates, licensors, licensees, successors or assigns (collectively, the "Affiliates") (including, without limitation, information relating to the development of the Company's business created, discovered, developed by the Company or any of its affiliates during the Term, and information relating to the Company's customers, suppliers, advisors, and licensees) and/or in which property rights have been assigned or otherwise

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conveyed to the Company or the Affiliates, shall be the sole property of the
Company or the Affiliates, as applicable, and the Company or the Affiliates, as the case may be, shall be the sole owner of all patents, copyrights and other rights in connection therewith, including without limitation the right to make application for statutory protection. All the aforementioned information is hereinafter called "Proprietary Information." By way of illustration, but not limitation, Proprietary Information includes trade secrets, processes, discoveries, structures, inventions, designs, ideas, works of authorship, copyrightable works, trademarks, copyrights, formulas, improvements, inventions, product concepts, techniques, marketing plans, merger and acquisition targets, strategies, forecasts, blueprints, sketches, records, notes, devices, drawings, customer lists, patent applications, continuation applications, continuation-in-part applications, file wrapper continuation applications and divisional applications and information about the Company's Affiliates, its employees and/or advisors (including, without limitation, the compensation, job responsibility and job performance of such employees and/or advisors).

                  All original content, proprietary information, trademarks, copyrights, patents or other intellectual property created by the Advisor that does not include any specific information relative to the Company's proprietary information, shall be the sole and exclusive property of the Advisor.

                  SECTION 8. Indemnification. The Company represents that all materials provided or to be provided to the Advisor or any third party regarding the Company's financial affairs or operations are and shall be truthful and accurate and in compliance with any and all applicable federal and state securities laws. The Company agrees to indemnify and hold harmless the Advisor and its advisors, professionals and affiliates, the respective directors, officers, partners, members, managers, agents and employees and each other person, if any, controlling the Advisor or any of its affiliates to the full extent lawful, from and against all losses, claims, damages, liabilities and expenses incurred by them (including reasonable attorneys' fees and disbursements) that result from actions taken or omitted to be taken (including any untrue statements made or any statement omitted to be made) by the Company, its agents or employees which relate to the scope of this Agreement and the performance of the services by the Advisor contemplated hereunder. The Advisor will jointly and severally indemnify and hold harmless the Company and the respective directors, officers, agents, affiliates and employees of the Company from and against all losses, claims damages, liabilities and expenses that result from bad faith, gross negligence or unauthorized representations of the Advisor. Each person or entity seeking indemnification hereunder shall promptly notify the Company, or the Advisor, as applicable, of any loss, claim, damage or expense for which the Company or the Advisor, as applicable, may become liable pursuant to this Section 8. No party shall pay, settle or acknowledge liability under any such claim without consent of the party liable for indemnification, and shall permit the Company or the Advisor, as applicable, a reasonable opportunity to cure any underlying problem or to mitigate actual or potential damages. The scope of this indemnification between the Advisor and the Company shall be limited to, and pertain only to certain transactions contemplated or entered into pursuant to this Agreement.

                  The Company or the Advisor, as applicable, shall have the opportunity to defend any claim for which it may be liable hereunder, provided it notifies the party claiming the right to indemnification in writing within fifteen (15) days of notice of the claim.


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                  The rights stated pursuant to this Section 8 shall be in
addition to any rights that the Advisor, the Company, or any other person entitled to indemnification may have in common law or otherwise, including, but not limited to, any right to contribution.

                  SECTION 9. Notices. Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been duly given:
(a) upon facsimile transmission (with written transmission confirmation report) at the number designated below; (b) when delivered personally against receipt therefore; (c) one day after being sent by Federal Express or similar overnight delivery; or (d) five (5) business days after being mailed registered or certified mail, postage prepaid. The addresses for such communications shall be as set forth below or to such other address as a party shall give by notice hereunder to the other party to this Agreement.

     If to the Company:         Scores Holding Company Inc.
                                150 East 58th Street, 25th Floor
                                New York, NY 10155
                                Attn:  Richard Goldring
                                Tel:  (212) 421-9764
                                Fax:  (212) 421-9765

     With copies to:            Kaplan Gottbetter & Levenson, LLP,
                                or its successors and/or assigns
                                630 Third Avenue
                                New York, NY 10017
                                Telephone:  (212) 983-6900
                                Telecopy:  (212) 983-9210
                                Attention:  Mr. Adam Spencer Gottbetter

     If to the Advisor:         Maximum Ventures, Inc.
                                1175 Walt Whitman Road, Suite 100
                                Melville, New York  11747
                                Telephone:  (631) 424-9009
                                Telecopy:  (631) 424-9010
                                Attention: Mr. Abraham "Avi" Mirman, President


                                Jackson Steinem, Inc.
                                c/o Kaplan Gottbetter & Levenson, LLP, or its successors and/or assigns
                                630 Third Avenue
                                New York, NY 10017
                                Telephone:  (212) 983-6900
                                Telecopy:  (212) 983-9210
                                Attention:  Adam S. Gottbetter, President

     If to KGL:                 Kaplan Gottbetter & Levenson, LLP, or its
                                successors and/or assigns
                                630 Third Avenue
                                New York, NY 10017
                                Telephone:  (212) 983-6900
                                Telecopy:  (212) 983-9210
                                Attention:  Mr. Adam Spencer Gottbetter

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                  SECTION 10. Status of Advisor. The Advisor shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for on behalf of or represent the Company. This Agreement does not create a partnership or joint venture.

                  SECTION 11. Other Activities of Advisor. The Company recognizes that the Advisor now renders and may continue to render financial consulting and other investment banking services to other companies, which may or may not conduct business and activities similar to those of the Company. The Advisor shall not be required to devote its full time and attention to the performance of its duties under this Agreement, but shall devote only so much of its time and attention as it deems reasonable or necessary for such purposes.

                  SECTION 12. Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and any of the rights, interests or obligations hereunder may be assigned by the Advisor without the prior written consent of the Company. This Agreement and any of the rights, interests or obligations hereunder may not be assigned by the Company without the prior written consent of the Advisor, which consent shall not be unreasonably withheld.

                  SECTION 13. Severability of Provisions. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

                  SECTION 14. Entire Agreement; Modification. This Agreement and the schedules hereto contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto and thereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No amendment or modification of this Agreement shall be valid unless made in writing and signed by each of the parties hereto.

                  SECTION 15. Non-Waiver. The failure of any party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of any party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.


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                  SECTION 16. Remedies For Breach. The Advisor and Company
mutually agree that any breach of Sections 2, 4, 5, 6, 7, 8 or 9 of this Agreement by the Advisor or the Company may cause irreparable damage to the other party and/or their affiliates, and that monetary damages alone would not be adequate and, in the event of such breach or threat of breach, the damaged party shall have, in addition to any and all remedies at law and without the posting of a bond or other security, the right to an injunction, specific performance or other equitable relief necessary to prevent or redress the violation of either party's obligations under such Sections. In the event that an actual proceeding is brought in equity to enforce such Sections, the offending party shall not urge as a defense that there is an adequate remedy at law nor shall the damaged party be prevented from seeking any other remedies that may be available to it. The defaulting party shall pay all attorney's fees and costs incurred by the other party in enforcing this Agreement.

                     SECTION 17.  Governing Law.  The parties hereto
acknowledge that the transactions contemplated by this Agreement bear a reasonable relation to the state of New York. This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the state of New York without regard to such state's principles of conflicts of laws. The parties irrevocably and unconditionally agree that the exclusive place of jurisdiction for any action, suit or proceeding ("Actions") relating to this Agreement shall be in the state and/or federal courts situate in the county and state of New York. Each party irrevocably and unconditionally waives any objection it may have to the venue of any Action brought in such courts or to the convenience of the forum. Final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any indebtedness or liability of any party therein described. Service of process in any Action by any party may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to any other party at their address set forth in this Agreement.

                  SECTION 18. Headings. The headings of the Sections are inserted for convenience of reference only and shall not affect any interpretation of this Agreement.

                  SECTION 19. Counterparts. This Agreement may be executed in counterpart signatures, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

                      Signature Page to Immediately Follow


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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the day and year first written above.


                                     SCORES HOLDING COMPANY INC.


                                     By: /s/ Richard Goldring
                                       ---------------------------------
                                            Richard Goldring, President


                                     MAXIMUM VENTURES, INC.



                                     By: /s/ Abraham Mirman
                                         -------------------------------
                                         Abraham  (Avi)Mirman, President



                                     JACKSON STEINEM, INC.



                                     By: /s/ Adam S. Gottbetter
                                         -------------------------------
                                            Adam S. Gottbetter, President


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